TEXAS VANGUARD OIL COMPANY

                              9811 Anderson Mill Road

                                      Suite 202

                                Austin, Texas 78750

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEXAS VANGUARD OIL COMPANY, a Texas Corporation, will be held at 9811 Anderson Mill Road, Austin, Texas, on Thursday, June 6, 1996, at 10:00 A.M., local time, for the purpose of taking action on:

1. The election of four (4) directors to serve until the next Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified;

2. To ratify the appointment of KPMG Peat Marwick, as independent public auditors of the Company for the fiscal year ending December 31, 1996; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 18, 1996, are entitled to notice and to vote at this meeting and any adjournments thereof.

                                     	BY ORDER OF THE BOARD OF DIRECTORS

                                                 LINDA R. WATSON
                                                 Secretary




April 30, 1996
Austin, Texas

                       PLEASE RETURN YOUR SIGNED PROXY

Please complete and promptly return your proxy form in the postage-paid envelope. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid unnecessary solicitation costs. Your vote is very important.

                          TEXAS VANGUARD OIL COMPANY

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                     SOLICITATION AND REVOCATION OF PROXY

The accompanying proxy is solicited by the Board of Directors of Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas, 78750, telephone
(512) 331-6781 (the "Company"), for use at the Annual Meeting of Shareholders to be held on June 6, 1996, at 10:00 A.M. at 9811 Anderson Mill Road, Austin, Texas or any adjournments. The Company will bear the cost of this solicitation. Solicitation of proxies will be by mail and it is anticipated that the proxy materials will be mailed to shareholders on or about May 6, 1996. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock and will be reimbursed for their reasonable expenses. All properly executed proxies will be voted (except to the extent that authority to vote in the election of directors has been withheld), and where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted for the proposed nominees for directors and other proposals set forth herein.

Any shareholder may revoke his proxy at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary or by voting in person at the meeting.

                             VOTING SECURITIES

The voting securities of the Company consist of one class of Common Stock
($.05 par value), 12,500,000 shares authorized for issuance. Only shareholders of record at the close of business April 18, 1996, will be entitled to vote at the Annual Meeting of Shareholders. As of the record date, there were outstanding 1,427,087 shares of Common Stock of the Company. The presence, in person or by proxy of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum to transact business at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote on each of the shares represented in person or by the proxy at the meeting is required for the election of directors and for the ratification of the appointment of independent auditors.

                         PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth, as of April 18, 1996, the number of shares of outstanding Common Stock of the company owned by each person who owns of record or beneficially more than 5% of such stock:


  Name and Address               Amount and Nature          Percent
 of Beneficial Owner          of Beneficial Ownership       of Class
Robert N. Watson, Jr. (1)           1,014,876                71.11%
9811 Anderson Mill Road
Austin, Texas 78750

(1) 992,626 shares are owned by Robert Watson, Inc., of which Robert N. Watson, Jr. is President and controlling stockholder; and 22,250 shares are held in a retirement trust. Robert N. Watson, Jr. exercises shared voting and investment powers as one of the three directors of Robert Watson, Inc. Linda Watson and William G. Watson are also directors of Robert Watson, Inc.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 18, 1996, the number of shares of outstanding Common Stock of the Company owned beneficially by each director and by all directors and officers of the Company as a group:

   Name and Address               Amount and Nature              Percent
  ofBeneficial Owner           of Beneficial Ownership           of Class

                                  Direct          Other
Robert N. Watson, Inc. (1)        992,626          ---            69.55%
9811 Anderson Mill Road
Austin, Texas 78750

Robert N. Watson, Jr. (2) (3)           0     1,014,876           71.11%
9811 Anderson Mill Road
Austin, Texas 78750

William G. Watson (2)              27,199           ---            1.91%
P.O. Box 2253
Midland, Texas 79702

Linda R. Watson                     5,250           ---             .37%
9811 Anderson Mill Rd.
Austin, Texas 78750

Robert L. Patterson                30,250           ---            2.11%
P.O. Box 26296
Austin, Texas 78755

All Directors (Watson, Jr.,
Watson, Watson, and Patterson)
and Officers of the Company as
a group (4 persons, including
the preceding)                        ---      1,077,575          75.51%


(1) Robert Watson, Inc. owns directly and of record 992,626 shares of common stock of the Company which shares may be regarded as also owned indirectly and beneficially by Robert N. Watson, Jr., since he owns 100% of the common stock in Robert Watson, Inc.

(2) Robert N. Watson, Jr., his wife Linda R. Watson, his brother William G. Watson, and Robert L. Patterson are directors of the Company.

(3)  A retirement trust of Robert N. Watson, Jr., owns 22,250 shares.

                                ELECTION OF DIRECTORS

A board of four directors is to be elected, with each director to hold office until the next annual meeting and until his successor is elected and qualified. The person named as proxies in the enclosed proxy have been designated by management and intend to vote for the election of the Board of Directors of the persons named below. Although management has no reason to believe that any of the nominees named below will be unable to serve as director, if any nominee withdraws or otherwise becomes unavailable to serve, the person named as proxies will vote for any substitute nominee designated by management.

Certain information concerning  the nominees is set forth below:

                            Director
    Name                      Since              Principal Occupation
- - --------------------------------------------------------------------------
Robert N. Watson, Jr.         1982               President of the Company

William G. Watson             1982               Vice President of the
                                                   Company
Linda R. Watson               1982               Secretary-Treasurer of the
                                                   Company
Robert L. Patterson           1983               Independent Consulting
                                                   Petroleum Engineer

Robert N. Watson, Jr. (age 53), received his B.A. and B.B.A. degrees from The University of Texas at Austin in 1966 and 1967. He is the director and President of Robert Watson, Inc., an oil and gas and real estate development firm, which he founded in 1969. He has been a director of the Company and its Chief Executive Officer since 1982.

William G. Watson (age 47), received his B.A. degree from Texas Tech University in 1970 and his M.S. degree from The University of Texas at Arlington in 1974. He was employed by Union Oil Company of California for ten years, serving in various geological capacities. He has been a director of Robert Watson, Inc. and a director and President of William Watson, Inc., an independent petroleum geological firm, which he founded in 1983, for more than the last five years.

Linda R. Watson (age 52), received her B.A. degree from The University of Texas at Austin in 1966. She has been a director and Secretary-Treasurer of Robert Watson, Inc., for more than the last five years.

Robert L. Patterson (age 56), received his B.S. and M.S. degrees from The University of Texas at Austin in 1963 and 1964. He was employed by Union Oil Company of California from 1965 through 1975, serving in various engineering capacities. He was a Vice President of Argonaut Energy Corporation from 1976 through 1982. He was the President of Medallion Equipment Corporation and President of Argonaut Energy Corporation from July, 1985 through January, 1989. He has been an independent consulting petroleum engineer since 1983.

During the year ended December 31, 1995, the Board of Directors met 3 times, with a majority of the members in attendance. The Board of Directors has not appointed any audit, nominating or compensating committees, or any committee performing similar functions.

                  EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Compensation of Executive Officers

The following sets forth in summary form the compensation received during each of the Company's last three complete fiscal years by the Chief Executive Officer of the Company. No other officers of the Company received salary, bonus or other annual compensation in total, in excess of $100,000.

                          SUMMARY COMPENSATION TABLE


                        Annual Compensation           Long Term Compensation

                                                                1980 Plan
Name and                                             Management   Options/    All Other
Principal Position	Year  Salary($)  Bonus($)     Fees ($)	  SARs(#)   Compensation($)
- - -------------------------------------------------------------------------------------------
Robert N. Watson, Jr.	1995    -0-        -0-	    $108,000 (1)   -0-           -0-
  President, Principal
  Executive Officer,	1994    -0-        -0-      $ 81,000 (1)   -0-           -0-
  and Director
                        1993    -0-        -0-      $108,000 (1)   -0-           -0-

(1) Management services are provided by a firm owned by the President of the Company.

Option/SAR Grants in Last Fiscal Year:
  No options/SARs were made during the last completed fiscal year to officers of the Company.

Long-Term Incentive Plan:
  The Company does not make any Long-Term Incentive Plans to its CEO or other executive officers.

Pension Plan Table:
  The Company does not provide any benefit or actuarial plan under which benefits are determined by final compensation and years of service to its CEO or other executive officers.

Ten-Year Option/SAR Repricing:
  The Company has had no repricing of any options/SAR during the last completed fiscal year.

Compensation of Directors:
  The Company reimburses its out-of-town directors for expenses incurred on behalf of the Company for attendance at annual meetings, plus a $500 director's fee.


Options to Purchase Stock

The Company enacted an Incentive Stock Option Plan in 1980 which provides for the granting of options to officers, key employees and consultants for the purchase of a total of 150,000 shares of common stock of the Company. At December 31, 1995, none have been granted. The option prices may not be less than 100% of the market price on the date of the grant. Options granted under the plan must be exercised within five years of the date of grant in such amounts as the Board of Directors may determine.

Certain Transactions

In February 1995, the Company and a management firm owned by the President of the Company executed an agreement whereby the latter will provide the Company general corporate management services. This agreement is the same as could be obtained from an independent third party. The affiliated company received $9,000 per month, effective February 1, 1995, as compensation for performance of those services. During 1995, $108,000 was incurred under this agreement. Management fees totaling $27,000 under this agreement were forgiven in 1994. On February 1, 1996, the Company and a management company owned by the President of the Company renewed the agreement of $9,000 per month, until January 31, 1997.

                                    AUDITORS

KPMG Peat Marwick, Certified Public Accountants, has been selected by the Board of Directors as independent auditors of the Company for the fiscal year December 31, 1996. This selection is being presented to shareholders for ratification.

KPMG Peat Marwick was engaged as independent auditors of the Company for the fiscal years ending December 31 1984 through December 31, 1995. Representatives of this firm will be present at the meeting and, while they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends an affirmative vote for this ratification.

                           VOTE REQUIRED FOR APPROVAL

For approval of Proposal 1 and 2, the affirmative vote of the holders of a majority of the shares voting at the Meeting shall be sufficient for the election of Directors and to ratify the selection of KPMG Peat Marwick as auditors.

Annual Report

The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (as filed with the Securities and Exchange Commission) is being mailed with the proxy materials and such report constitutes the Company's annual report to the shareholders for the year 1995. Exhibits to the Annual Report on Form 10-K will be provided to any shareholder upon written request and upon payment of a copying charge. Requests for exhibits should be directed to Robert N. Watson, Jr., 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750.

Proposals for Next Annual Meeting

Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1997 must be received by the Company no later than January 12, 1997, in order to be included in the proxy statement and form of proxy relating to that meeting.

Other Information

Management of the Company knows of no other matters which are likely to be brought before the Annual Meeting; however, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote such proxy in accordance with their best judgment of such matters. Such proxies will also be voted with respect to matters incident to the conduct of the Annual Meeting.

                                              LINDA R. WATSON
                                               Secretary


Austin, Texas
April 30, 1996